EXHIBIT A

ARTICLE III. CAPITAL. STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is six hundred million (600,000,000) shares of common stock having a par value of $.001 per share; and ten million (10,000,000) shares preferred stock having no par value, with two hundred (200) shares of preferred stock designated as “Special 2023 Series A preferred” stock having a par value of $.001 per share and two (2) shares of “Special 2023 Series B preferred” stock having a par value of $.001 per share.

Articles of Amendment
to
Articles of Incorporation
of

FILED

NATURAL HARMONY FOODS, INC.   2023 JUN 29 AM 10: 44

(Name of Corporation as currently filed with the Florida Dept. of State)

P02000004131

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ________________________

____
(Florida street address)

New Registered Office Address: 18305 Biscayne Blvd., Suite 200, Aventura, Florida 33160
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

The company is amending Article III. Capital Stock to increase the authorized common shares.

Please see attached document titled "Exhibit A"

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: 6/22/2023

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

Dated 6/22/2023

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Benjamin Berry
(Typed or printed name of person signing)

CEO/Director
(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of

FILED

2023 OCT 26 AM 11: 14

NATURAL HARMONY FOODS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P02000004131

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. <u>If amending name, enter the new name of the corporation:</u>

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. <u>Enter new principal office address, if applicable:</u>
(Principal office address <u>MUST BE A STREET ADDRESS</u>)

____

____

____

C. <u>Enter new mailing address, if applicable:</u>
(Mailing address <u>MAY BE A POST OFFICE BOX</u>)

____

____

____

D. <u>If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:</u>

<u>Name of New Registered Agent</u> ______________________________

____
(Florida street address)

<u>New Registered Office Address</u> ______________________________, Florida ______________
(City) *(Zip Code)*

<u>New Registered Agent's Signature, if changing Registered Agent:</u>
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer director title by the first letter of the office title:

P = President; V = Vice President; T = Treasurer; S = Secretary; D = Director; TR = Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add X Remove	P,S,T,D	Benjamin Berry	30 N Gould St Ste 5835 Sheridan, WY 82801
2) ___ Change X Add ___ Remove	P,S,T,D	Claude Solitario	30 N Gould St Ste 5835 Sheridan, WY 82801
3) ___ Change ___ Add X Remove	CEO	Benjamin Berry	30 N Gould St Ste 5835 Sheridan, WY 82801
4) ___ Change X Add ___ Remove	CEO	Claude Solitario	30 N Gould St Ste 5835 Sheridan, WY 82801
5) ___ Change ___ Add ___ Remove			
6) ___ Change ___ Add ___ Remove			

The date of each amendment(s) adoption: 08/04/2023, if other than the date this document was signed

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

Dated 10/24/2023

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Claude Solitario

(Typed or printed name of person signing)

CEO, Director

(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of

FILED
2024 JUL 12 AM 10: 02

Natural Harmony Foods Inc.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P02000004131

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Synbio International Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

The date of each amendment(s) adoption: 07/10/2024, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

Dated 07/10/2024

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Claude Solitario

(Typed or printed name of person signing)

CEO, Director

(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of

SYNBIO INTERNATIONAL INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P02000004131

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________

____
(Florida street address)

New Registered Office Address: ____________________, Florida__________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

The Company is amending Article III to increase the authorized shares of common stock to 2,000,000,000.

The date of each amendment(s) adoption: 08/7/2024, if other than the date this document was signed.

Effective date **if applicable:** ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

Dated 08/7/2024

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Claude Solitario

(Typed or printed name of person signing)

CEO, Director

(Title of person signing)